CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Pauze Funds and to the inclusion of our report dated June 23, 1999 to the Shareholders and Board of Trustees of Pauze Funds.

                                                        /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 30, 1999

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Pauze Tombstone Fund, a Series of Pauze Funds and to the inclusion of our report dated June 23, 1999 to the Shareholders and Board of Trustees of Pauze Tombstone Fund.

                                                        /s/ TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
August 30, 1999